UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2009

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 23, 2009, Williams Advanced Materials Inc. ("WAM"), a wholly-owned subsidiary of Brush Engineered Materials Inc. (the "Company"), acquired all of the outstanding stock of Barr Associates, Inc. through its wholly-owned subsidiary, WAM Holdings Co., Inc. The transaction, valued at approximately $55 million, was financed with internally generated cash and proceeds of approximately $25 million from the Company’s $240 million revolving line of credit.

Barr Associates is a manufacturer of precision thin film optical filters that enable complex technologies and components throughout the defense, aerospace, medical, energy, semiconductor, telecommunications, lighting and astronomy markets. Applications enabled by Barr Associates’ technologies include high energy lasers, thermal imaging, night vision, environmental sensing, blood analysis, DNA sequencing, surveillance, targeting, and gas and fire detection.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

October 23, 2009	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer and Secretary